UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 11, 2005

COUNTRYWIDE FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-8422	13-2641992
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4500 Park Granada, Calabasas, California 91302
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (818) 225-3000

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

     On March 11, 2005, Countrywide Financial Corporation (the “Company”) elected Kathleen Brown to its Board of Directors. Ms. Brown has been appointed to the Finance and Credit Committee and the Community Affairs and Responsible Lending Committee of the Company’s Board of Directors.

     Ms. Brown currently serves as Senior Advisor, with responsibility for Public Finance, Western Region, for Goldman, Sachs & Co. Goldman, Sachs & Co., together with its affiliates and subsidiaries (“Goldman”), provides a significant amount of financing and provides advisory and other services to the Company and its subsidiaries under various arrangements. Goldman also provides investment services to certain of the Company’s executives. In connection with many of these arrangements, the Company and its subsidiaries pay Goldman fees. The Company expects these arrangements to continue and to enter into similar arrangements with Goldman in the future. Ms. Brown does not provide any services to the Company, its subsidiaries or its executives.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 16, 2005	COUNTRYWIDE FINANCIAL CORPORATION
	By:	/s/ Stanford L. Kurland
	Name:	Stanford L. Kurland
	Title:	President and Chief Operating Officer